EXHIBIT 99.1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON June 30, 2009: A complete set of proxy materials relating to our special meeting is available on the Internet. These materials, consisting of the Notice of Special Meeting, Joint Proxy Statement/Prospectus, and Proxy Card, may be viewed at www.proxyvote.com.

UNIFY CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven Bonham and Lisa Waddell with full power of substitution to represent the undersigned and to vote all the shares of the common stock of Unify Corporation (the “Company”) which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Company to be held at Unify Corporation Headquarters, 31420 Rocky Ridge Dr., Suite 380, Roseville, CA 95661, on June 30, 2009, 9:00a.m. Pacific time, and at any adjournment thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Joint Proxy Statement/Prospectus and (2) in their discretion, upon such other matters as may properly come before the special meeting.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFY CORPORATION

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

The Board recommends a vote “FOR” the following proposal:
1.	To consider and vote upon a proposal to approve the issuance of new shares of Unify common stock, par value $0.001 per share, and warrants to purchase shares of Unify common stock, to securityholders of AXS-One, Inc., in connection with the merger proposed under the Agreement and Plan of Merger, dated as of April 16, 2009, by and among Unify, AXS-One Inc., a Delaware corporation, and UCAC, Inc., a wholly-owned subsidiary of Unify, pursuant to which AXS-One Inc. will become a wholly-owned subsidiary of Unify through a merger;

	☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board recommends a vote “FOR” the following proposal:
2.	To consider and vote upon an adjournment of the Unify Corporation special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposal described immediately above.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO CONTINUE TO SOLICIT ADDITIONAL PROXIES.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
☐	MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:

Signature(s):